MORGAN LEWIS

February 28, 2017

The Advisors' Inner Circle Fund
101 Federal Street
Boston, MA 02110

Re: Opinion of Counsel regarding Post-Effective Amendment No. 277 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 033-42484)
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Ladies and Gentlemen:

We have acted as counsel to The Advisors' Inner Circle Fund (the "Trust"), a Massachusetts voluntary association (commonly known as a business trust), in connection with the above-referenced registration statement (as amended, the "Registration Statement"), which relates to the Trust's units of beneficial interest, with no par value per share (collectively, the "Shares") of the following portfolios of the Trust: Acadian Emerging Markets Portfolio, AlphaOne Small Cap Opportunities Fund, AT Disciplined Equity Fund, AT Income Opportunities Fund, AT Mid Cap Equity Fund, CBRE Clarion Long/Short Fund, CBRE Clarion Global Infrastructure Value Fund, Cornerstone Advisors Global Public Equity Fund, Cornerstone Advisors Income Opportunities Fund, Cornerstone Advisors Public Alternatives Fund, Cornerstone Advisors Real Assets Fund, Cornerstone Advisors Core Plus Bond Fund, Edgewood Growth Fund, FMC Select Fund, FMC Strategic Value Fund, Haverford Quality Growth Stock Fund, ICM Small Company Portfolio, Loomis Sayles Full Discretion Institutional Securitized Fund, LSV Conservative Value Equity Fund, LSV Small Cap Value Fund, LSV Value Equity Fund, LSV U.S. Managed Volatility Fund, LSV Global Managed Volatility Fund, LSV Global Value Fund, McKee International Equity Portfolio, Rice Hall James Micro Cap Portfolio, Rice Hall James Small Cap Portfolio, Rice Hall James SMID Cap Portfolio, Sands Capital Global Growth Fund, Thomson Horstmann & Bryant MicroCap Fund, TS&W Equity Portfolio, Westwood Income Opportunity Fund, Westwood SMidCap Fund, Westwood LargeCap Value Fund, Westwood SmallCap Fund, Westwood Low Volatility Equity Fund, Westwood SMidCap Plus Fund, Westwood Short Duration High Yield Fund, Westwood Global Equity Fund, Westwood Global Dividend Fund, Westwood Emerging Markets Fund, Westwood Emerging Markets Plus Fund, Westwood Market Neutral Income Fund, Westwood MLP and Strategic Energy Fund, Westwood Opportunistic High Yield Fund, Westwood Strategic Global Convertibles Fund and Westwood Worldwide Income Opportunity Fund (the "Funds"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 277 to the Registration Statement (the "Amendment") to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "1933 Act"). With your


                               MORGAN, LEWIS & BOCKIUS LLP

                               1701 Market Street
                               Philadelphia, PA 19103-2921     T +1.215.963.5000
                               United States                   F +1.215.963.5001
permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, copies of the following documents:

     (a) a certificate of the Commonwealth of Massachusetts certifying that the Trust is validly existing under the laws of the Commonwealth of Massachusetts;

     (b) the Amended and Restated Agreement and Declaration of Trust for the Trust and all amendments and supplements thereto (the "Declaration of Trust") and the Second Amended and Restated By-Laws (the "By-Laws");

     (c) a certificate executed by Dianne M. Descoteaux, the Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust and By-Laws, and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Funds; and

     (d)  a printer's proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers and representatives of the Trust. We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
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